EMPLOYMENT AGREEMENT

        This Employment Agreement entered into this 15th day of March, 1996, is between William C. Hubbard, hereinafter referred to as "Employee" and Scangraphics, Inc., hereinafter referred to as the "Company" and together hereinafter referred to as the "Parties" with certain conditions and considerations as set forth herein.

1. Employment:

        The Company is desirous of employing Employee in the position of Executive Vice President and Officer for the Company and Employee is desirous of providing such services to the Company as is generally provided for in the job descriptor of an Executive Vice President and Officer. The Employee will report directly to the President and Chief Executive Officer of the Company.

2. Compensation:

        The Parties having discussed the mutual desires of each other, do agree that a fair and equitable minimum compensation of the Employee's services are as follows:

            o Annualized base salary: $70,000, payable bi-weekly.

            o Commission on gross corporate sales: .5% (1/2%), payable quarterly
              (by the 30th day following the quarter end).

            o Annualized Warrants: 50,000, vesting at the rate of 4,167 per month for twelve (12) months. Warrant exercise price will be determined by the closing bid price of the Company's common shares as quoted on the NASDAQ Exchange on the day of execution of this agreement. Warrants will be exercisable over a five (5) year period from the date of issuance. Compete Terms and Conditions are stated on the attached warrant certificate. EXHIBIT 1.

            o Entitlement to participate fully in all available employee benefit programs.

            o Any additional bonuses and compensation that the Board of
              Directors, may, in its discretion, determine.

3. Term of Agreement; Termination:

        The term of this Agreement shall be one (1) year commencing on April 1, 1996 and thereafter shall continue from year-to-year unless and until either Party shall give notice to the other at least 90 days prior to the end of the original or then current renewal term of his/her or its intention to terminate at the end of said term.

        Definition of Breach - It is understood that either Party may terminate this Agreement for convenience or for breach. Termination for BREACH shall be defined as follows:

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            1) Deliberate disclosure of Company secrets for consideration; or

            2) Conviction, of either Party, of a felony involving moral turpitude, or breaking of any other law which may reasonably be deemed to cause a detrimental effect upon the other party as a result of the mutual association of the parties.

         a) Notwithstanding the provisions of above, the Company (or the Employee) shall have the right to terminate this Agreement, without further liability or obligation hereunder in the event that Employee (or the Company) has breached this Agreement in any particular.

        b) The Company may additionally terminate the employment of the Employee for convenience (as opposed to termination for breach of this Agreement as herein defined), in the event that the Employee dies. Employee may terminate this agreement in the event the Company goes into Bankruptcy or Receivership.

        c) In the event of termination for convenience, the Employee, his/her heirs, executors or assigns shall immediately be deemed to have vested in them the Warrants to purchase the shares, as defined in the Common Stock Purchased Warrants Certificate attached hereto as EXHIBIT 1, of the Company's Common Stock. In such event, the Employee may exercise his/her right to purchase any Warrant shares at any time within the term as defined in EXHIBIT 1, regardless of the passage of time which would otherwise be required before the Employee could purchase those shares or any remaining part thereof.

        d) In the event that Employee voluntarily terminates his/her employment with the Company and so notifies the Company and the reason for the termination is for reasons attributed to personal hardship (such as illness, family crisis), which is supported by a written medical experts document and which could not be resolved by a personal leave of absence, the Employee will be permitted to vest in the Warrants (not yet vested) under the same terms and conditions as though the Employee had remained employed by the Company.

4. Separation Caused by Acquisition, Merger:

        a) In the event the Company formally announces that it is to be acquired, merged into another entity, consolidated, and/or reorganized (Acquired) during the life of this Agreement or any renewal term thereof, and said acquisition is approved by the necessary votes of the Board of Directors and (if required) shareholders, and the acquirer chooses to terminate the Employee, the Company is obligated to pay the Employee an immediate lump sum severance payment equal to one (1) year annual salary, plus an amount equal to any deferred compensation, plus commissions, plus annualized warrants, plus any additional bonuses and compensation, approved by the Board of Directors, if any. Annualized commissions will be payable based on the prorata or excess of the attached 3-year projections, EXHIBIT 2. In the event of such acquisition as outlined above and the acquirer chooses to terminate the Employee, or fails to renew the Agreement for at least one (1) year, the Employee shall immediately, as of the date of final approval, be deemed to have vested in him the Warrants to purchase the shares, as defined in EXHIBIT 1, of the Company's Common Stock. In such event, the Employee may exercise his/her right to purchase any Warrant shares at any time within the term as defined in EXHIBIT 1 ("exercise date") regardless of any conditions to the contrary contained in EXHIBIT 1.

                                       2


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        b) Agreement to Purchase Warrants and Options. In the event of change of control of the Company and termination of employment, the Company shall, if the Employee so desires, purchase all outstanding warrants and options previously granted to the Employee at a cash purchase price equal to the amount of the aggregate "fair market value" of the shares, less the aggregate option price of such shares. Fair market value means the average value of the consideration paid per share to the Company Shareholders in connection with the transactions resulting in the change of control of the Company, or the current market value for such shares as of the date of Employee notification, whichever amount is greater.

        c) In the event of such an acquisition and the Employee is retained by the new owner of the Company, the Employee shall immediately (as of the date of final approval of the acquisition) be deemed to have vested in him/her the warrants to purchase the shares, as defined in EXHIBIT 1, of the Company's Common Stock. Unless otherwise agreed to by the Employee and the owner of the Company, the Company shall if the Employee so desires, purchase all outstanding warrants and options previously granted to the Employee at a cash purchase price equal to the amount of the aggregate "fair market value" of the shares. Less the aggregate option price of such shares. Fair market value means the average value of the consideration paid per share to the Company Shareholders in connection with the transactions resulting in the change of control of the Company, or the current market value for such shares as of the date of employee notification, whichever amount is greater.

5. Restrictions on Competition:

        Employee covenants and agrees that: (a) during the initial term and any renewal terms of his/her employment hereunder and, (b) if but only if this Agreement is terminated by Employee (as hereinafter defined) during the initial term, or any renewal term hereof, for a period of one (1) year after termination of his/her employment hereunder, he/she shall not engage in any business activities within the Continental United States, the same as, or in competition with business activities carried on by the Company during the period of Employee's employment by the Company, or in the definitive planning stages at the time of termination of Employee's employment. The term "engage in" shall include, without being limited to, activities as proprietor, partner, stockholder, principal, agent, employee or consultant.

        For the purposes of this Paragraph, a termination of this Agreement by Employee shall be deemed to have occurred only if Employee shall cease to be employed by Company pursuant to; notice of election by Employee to terminate this Agreement during the initial term or any renewal term hereof, or if Company shall terminate this Agreement by reason of a breach of this Agreement by Employee.

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6. Trade Secrets:

        During the term of employment under this Agreement the Employee will have access to and become familiar with various trade secrets, consisting of formulas, patterns, devices, secret inventions, processes, compilations of information, records, and specifications, which are owned by the Company and which are used in the operation of the business of the Company. The Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, nor use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of his employment by the Company. All files, records, documents, drawings, specifications, equipment, and similar items relating to the business of the Company, whether prepared by the Employee or otherwise coming into his/her possession, shall remain the exclusive property of the Company


         The Employee agrees to:


         1. Promptly and fully disclose to Employer any and all inventions, discoveries and improvements made by him/her pertaining to or useful in the business of Employer, during his/her period of employment by the Employer, said inventions, discoveries or improvements shall become and remain the property of the Employer whether or not patent applications are filed thereon;

         2. Upon request and at the expense of Employer, make application through the attorneys for the Employer, for Letters Patent of the United States and any and all countries foreign thereto, on said inventions, discoveries or improvements, and to assign and transfer all said applications, inventions, discoveries, and improvements to the Employer, or its nominee, forthwith and without further consideration; and;

         3. Upon request of the Employer, execute all papers and to do all other things that may be reasonably required in order to protect the rights of the Employer, and to vest in it, or its successors or assigns the entire right, title and interest in and to any and all inventions, discoveries and improvements and the applications for Letters Patent herein provided for.

7. Miscellaneous Provisions:

        a) Any notices pursuant to this Agreement shall be validly given or served if in writing and delivered personally or sent by registered or certified mail, postage prepaid, to the following addresses

If to Company:                                  If to Employee:

SCANGRAPHICS, Inc                               William C. Hubbard
700 Abbott Drive                                1707 Hilliard Court
Broomall, PA 19008                              Maple Glen, PA 19002

Attn: President

or to such other addresses as either party may hereafter designate to the other in writing.

        b) Notices delivered personally shall be deemed communicated as of the actual receipt; notices mailed shall be deemed communicated as of five (5) days after mailing.

        c) If any provision of this Agreement shall be or become illegal or unenforceable in whole or in part for any reason whatsoever, the remaining provisions shall nevertheless be deemed valid, binding and subsisting.

        d) The waiver by either Party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation thereof.

        e) This writing represents the entire Agreement and understanding of the Parties with respect to the subject matter hereof; it may not be altered or amended except by agreement in writing signed by both parties.

        f) The Agreement has been made in and its validity, performance and effect shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

        g) The headings of paragraphs in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

        h) This Agreement supersedes any earlier Employment Agreement and as such is the only Agreement in force.

        IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement under seal on the day and year first above written.


                                              SCANGRAPHICS, INC.


ATTEST:


/s/ Victoria R. Franchetti                    /s/ Andrew E. Trolio
---------------------------------             ----------------------------------
Victoria R. Franchetti                        Andrew E. Trolio
Assistant Secretary                           Chief Executive Officer, President
                                              and Chairman of the Board



                                              /s/ William C. Hubbard
                                              ----------------------------------

                                   EXHIBIT 2

                                  Scangraphics
                                  ------------
                          Projected Revenue Breakdown
                          ---------------------------


Division                               1996        1997          1998
--------                               ----        ----          ----

Scanners/Related Software              8.0M         9.0M         11.0M

Sedona GeoServices                     2.0M        11.0M         20.0M


TRC                                    1.3M         3.0M          5.0M
                                     ------       ------        ------

                                     $11.3M       $23.0M        $36.0M


Example:

Projected Commission on realized
revenue .5%                          $56,500      $115 000
(Prorata or any excess thereof)